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                                                                      Exhibit 24

                               POWER OF ATTORNEY


          Each of the undersigned directors and each of the undersigned officers of McKesson Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Ivan D. Meyerson and Nancy A. Miller, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to execute and deliver in his or her name and on his or her behalf:

          (a) one or more Registration Statements (with all exhibits thereto) of the Corporation on Form S-4 or any other appropriate form proposed to be filed by the Corporation with the Securities and Exchange Commission (the "SEC") (including, without limitation, Registration Statements filed pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act of 1933, as amended, or any successor thereto (the "Securities Act")) for the purpose of registering under the Securities Act, 5,000,000 shares of Common Stock, par value $0.01 per share (including the associated rights to purchase and the issuance of Series A Junior Participating Preferred Stock of the Corporation, the "Common Stock") of the Corporation plus any additional shares of Common Stock that may be registered pursuant to Rule 462(b);

          (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements; and

          (c) any and all other certificates, letters, reports, statements, applications and any other documents and instruments in connection with the registration of the Securities which such attorneys-in-fact and agents, or any one of them, deem necessary, advisable or appropriate to enable the Corpora tion to comply with (i) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof; (ii) the securities or Blue Sky laws of any state or other govern mental subdivision of the United States of America; and (iii) the securities or similar applicable laws of any foreign jurisdiction;
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and each of the undersigned hereby grants unto such attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, the power and authority to do each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he or she might or could do in person, and does hereby ratify and confirm as his or her own acts and deeds all that such attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

          IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 11th day of June 1998.



/s/  Mark A. Pulido
-------------------                    -----------------
Mark A. Pulido                         David S. Pottruck


/s/ Richard H. Hawkins
----------------------                 -----------------
Richard H. Hawkins                     Carl E. Reichardt


/s/ Heidi E. Yodowitz                  /s/ Alan Seelenfreund
---------------------                  ---------------------
Heidi E. Yodowitz                      Alan Seelenfreund


/s/ Mary G.F. Bitterman                /s/ Jane E. Shaw
-----------------------                ----------------
Mary G. F. Bitterman                   Jane E. Shaw


/s/ Tully M. Friedman                  /s/ Robert H. Waterman, Jr.
---------------------                  ---------------------------
Tully M. Friedman                      Robert H. Waterman, Jr.


/s/ John M. Pietruski
---------------------
John M. Pietruski

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